SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2006

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 2, 2006, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended March 31, 2006. This press release contains certain non-GAAP financial measures as described therein.

[CAREMARK LOGO APPEARS HERE]

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremarkrx.com • (615) 743-6600

FOR IMMEDIATE RELEASE

Contacts:

Investors: Craig Hartman, (615) 743-6653 News Media: Robert Mead, (212) 333-3810 or Joan Gallagher, (615) 743-6652

Caremark Rx, Inc. Reports First Quarter 2006 Diluted EPS of $0.51

Company Raises Full Year 2006 Earnings Guidance

Nashville, TN, May 2, 2006 – Caremark Rx, Inc. (NYSE: CMX) today reported first quarter diluted earnings per share of $0.51, exceeding the top of the company’s guidance range by $0.01 per share. Diluted earnings per share grew 19% compared to the first quarter of 2005.

First Quarter Operating Results

Net revenues were $8.9 billion in the first quarter of 2006, an increase of 7% over the first quarter of 2005. Mail pharmacy revenues increased 11% to $3.1 billion and mail claims were 15.1 million, up 5% from the first quarter of 2005. Retail revenues grew 4% to $5.7 billion compared to the first quarter of 2005. Retail prescription volume decreased 10% to 117.2 million claims compared to the first quarter of 2005. The decrease in retail claims is primarily a result of previously disclosed terminations of retail-oriented contracts, partially offset by an increase in Medicare claims.

Gross margin as a percent of sales was 6%, approximately 25 basis points higher than last year. Selling, general and administrative expenses were $129.6 million, an increase of 13% over the first quarter of 2005. The majority of the increase is related to increased share-based compensation expense resulting from the adoption of FAS 123R and costs associated with the Medicare Part D program.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2006 was $404.2 million, an increase of 10% over the first quarter of 2005.

“Our first quarter financial performance represents a good start to the year with growth in both mail service and retail revenues. Caremark has emerged as a significant participant in the Medicare Part D program. Combined enrollment in SilverScript, our national PDP, and through our health plan clients places us among the ten largest Prescription Drug Plans. We have made a significant investment in the Medicare Prescription Drug Program and as a result we have one of the broadest offerings in the business,” said Mac Crawford, Chairman, President and Chief Executive Officer. “During the quarter, we also took steps to increase shareholder returns by initiating a quarterly dividend, continuing to use cash to repurchase shares and actively evaluating strategic acquisitions that complement our current capabilities.”

Balance Sheet and Cash Flow

At March 31, 2006, net cash and short-term investments totaled $1.5 billion, reflecting total cash and cash equivalents and short-term investments of nearly $2.0 billion, offset by Senior Notes totaling $450.0 million. Operating cash flow in the first quarter was $364.4 million compared to $267.0 million in the first quarter of 2005. Capital expenditures totaled $28.8 million in the first quarter of 2006.

Share Repurchase and Dividend

In November 2005, Caremark’s Board of Directors approved an additional $500 million in share repurchases bringing the total authorization to $1.75 billion. From August 2002 through the end of 2005, Caremark repurchased 29.3 million shares at a total cost of $986.6 million. During the first quarter of 2006, the company repurchased 8.0 million shares at an approximate total cost of $401.2 million. Since March 31, 2006, Caremark repurchased 5.3 million shares at an approximate total cost of $241.3 million. To date, share repurchases total 42.6 million shares at an approximate total cost of $1.629 billion, leaving $121 million available under the authorization as of May 2, 2006.

On April 5, 2006 Caremark announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock. The first quarterly dividend will be payable on July 17, 2006 to stockholders of record on June 30, 2006.

Medicare Part D

Caremark operates SilverScript Insurance Company, a national Prescription Drug Plan approved by the Centers for Medicare and Medicaid Services (CMS). SilverScript provides access to medications for dual-eligible beneficiaries in 27 regions of the United States. As of May 1, 2006, more than 400,000 eligible participants were enrolled with SilverScript to receive Medicare drug benefit coverage. Caremark is also providing pharmacy benefit management services to Medicare beneficiaries in support of its health plan clients, and Caremark is assisting employer clients who qualify for the Medicare Part D subsidy or who plan to offer other benefits to their Medicare Part D eligible participants.

Financial Guidance

There are a number of factors that may affect projected 2006 results, including the timing of generic launches, the number of initial suppliers of each new generic drug, and certain aspects of the Medicare Part D benefit.

As a result of share repurchases and the first quarter results, the company is raising its full year earnings per share guidance range. Diluted earnings per share for 2006 are now expected to be in the range of $2.29 to $2.35 including the impact of share-based compensation expense, a requirement under FAS 123R effective January 1, 2006.

There are several key assumptions supporting the full year 2006 earnings guidance range.

•	Revenue in 2006 is projected to grow in the range of 5% to 10%.

•	FAS 123R share-based compensation expense is expected to be $40 million to $45 million before taxes.

•	Depreciation expense is expected to be $105 million to $110 million.

•	Amortization expense is estimated to be $43 million to $44 million.

•	Net interest income is estimated to be $45 million to $50 million, but is subject to change based on interest rates and the timing and magnitude of cash flows.

•	The effective tax rate is expected to be 39.5%.

•	Assuming full dilution, weighted average shares outstanding for 2006 should be in the range of 444 million to 447 million.

Second quarter diluted earnings per share should be in the range of $0.54 to $0.55, including FAS 123R share-based compensation expense.

Webcast of Earnings Conference Call

As previously announced, Caremark will hold a conference call to discuss first quarter 2006 results, its 2006 outlook and the general operations of the company. Investors and the general public can access a live webcast of the conference call through the “Investor Relations” page at www.caremarkrx.com. The call will be held Tuesday, May 2, 2006 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) and will be available for replay via the website through May 16, 2006.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA- regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremarkrx.com

Forward-Looking Statement

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, and such statements are based on management’s current expectations with respect to anticipated growth and performance prospects. Forward-looking statements in this press release include 2006 earnings per share projections, 2006 revenue growth, the anticipated impact in 2006 of the company’s participation in the Medicare Part D program and projected enrollment of Medicare Part D beneficiaries, estimated 2006 assumptions set forth in the “Financial Guidance” section of this press release and other assumptions. Current and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially due to various factors. For example, adverse developments could occur with respect to the company’s operating plan and objectives, competitive trends, Medicare Part D participation, the timing and launch of new branded and generic pharmaceuticals, regulatory and legal matters, government investigations and governmental action regarding pricing and reimbursement. Additional factors can be found in the company’s Forms 10-K, 10-Q and other SEC filings. This press release includes certain non-GAAP financial measures as defined under SEC rules. A reconciliation to the most directly comparable GAAP measures can be found in the footnotes to the tables attached to this press release.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,198,653	$1,268,883
Short-term investments	739,960	666,040
Short-term investments—restricted	27,500	27,500
Accounts receivable, net	2,198,618	2,074,586
Inventories	419,918	449,199
Deferred tax asset, net	102,979	112,586
Prepaid expenses and other current assets	69,722	46,303

Total current assets	4,757,350	4,645,097
Property and equipment, net	318,472	314,959
Goodwill, net	7,131,050	7,131,050
Other intangible assets, net	719,187	731,300
Other assets	28,727	28,442

Total assets	$12,954,786	$12,850,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$927,532	$849,358
Claims and discounts payable	2,370,706	2,438,813
Other accrued expenses and liabilities	456,742	343,158
Income taxes payable	81,454	17,137
Current portion of long-term debt	61,600	63,400

Total current liabilities	3,898,034	3,711,866
Long-term debt, net of current portion	388,400	386,600
Deferred tax liability	236,635	245,389
Other long-term liabilities	330,979	326,427

Total liabilities	4,854,048	4,670,282

Commitments and contingencies

Stockholders’ equity:
Common stock	484	481
Additional paid-in capital	8,802,693	8,719,492
Treasury stock	(1,387,802)	(986,641)
Shares held in trust	(92,733)	(93,616)
Retained earnings	780,244	551,447
Accumulated other comprehensive loss, net	(2,148)	(10,597)

Total stockholders’ equity	8,100,738	8,180,566

Total liabilities and stockholders’ equity	$12,954,786	$12,850,848

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended March 31,		Percentage Increase / (Decrease)
	2006	2005
Net revenue	$8,907,250	$8,351,887	7%

Operating expenses:
Cost of revenues (a)	8,373,445	7,869,628	6%
Selling, general and administrative expenses (b)	129,624	114,279	13%
Depreciation	25,280	24,004	5%
Amortization of intangible assets	11,599	12,083	(4)%
Integration and other related expenses	—	1,209	(100)%

Operating income	367,302	330,684	11%
Interest (income) expense, net	(10,874)	4,222	—

Income before provision for income taxes	378,176	326,462	16%
Provision for income taxes	149,379	128,952	16%

Net income	$228,797	$197,510	16%

Average number of common shares outstanding—basic	443,840	450,783	(2)%
Dilutive effect of stock options and warrants	6,521	8,570	(24)%

Average number of common shares outstanding—diluted	450,361	459,353	(2)%

Net income per common share—diluted	$0.51	$0.43	19%

Pharmacy claims:
Mail	15,056	14,303	5%
Retail	117,230	130,322	(10)%

Total	132,286	144,625	(9)%

Adjusted Claims (Note 3)	161,755	172,550	(6)%

Supplemental presentation of non-GAAP financial measures:
Gross profit (excluding allocable depreciation) (Note 1)	$533,805	$482,259	11%

Gross margin (excluding allocable depreciation) (Note 1)	6.0%	5.8%

EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$404,181	$366,771	10%

EBITDA per adjusted claim (Notes 2 and 3)	$2.50	$2.13	17%

(a)	Excludes depreciation which is presented separately.
(b)	Includes share-based compensation of $10.2 million based on FAS 123R in 2006 and $3.6 million based on APB 25 in 2005.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows from continuing operations:
Net income	$228,797	$197,510
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	(4,667)	116,621
Depreciation and amortization	36,879	36,087
Share-based compensation	10,216	3,576
Non-cash interest expense	514	727
Write-off of deferred financing costs	—	686
Other non-cash expenses, net	672	11
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	91,974	(88,206)

Net cash provided by continuing operations	364,385	267,012

Cash flows from investing activities:
Purchase of short-term investments	(216,346)	(468,407)
Sale of short-term investments	142,426	168,674
Capital expenditures, net	(28,793)	(27,043)

Net cash used in investing activities	(102,713)	(326,776)

Cash flows from financing activities:
Repayments under credit facilities	—	(147,000)
Proceeds from stock issued under equity-based compensation plans	26,352	18,578
Excess tax benefit from share-based compensation	43,880	—
Purchase of treasury stock	(401,161)	(79,648)

Net cash used in financing activities	(330,929)	(208,070)
Cash used in discontinued operations—operating activities	(973)	(1,051)

Net decrease in cash and cash equivalents	(70,230)	(268,885)
Cash and cash equivalents—beginning of period	1,268,883	1,078,803

Cash and cash equivalents—end of period	$1,198,653	$809,918

Caremark Rx, Inc.

Notes to Press Release Tables

March 31, 2006

(1)	Our presentation of gross profit and gross margin excludes depreciation, which is presented separately on our statements of income. Gross profit and gross margin excluding depreciation can be reconciled to gross profit and gross margin calculated in accordance with SEC guidelines as follows (in thousands):

	Three Months Ended March 31,
	2006	2005
Gross profit	$511,847	$461,940
Allocable depreciation	21,958	20,319

Gross profit excluding allocable depreciation	$533,805	$482,259

Gross margin	5.7%	5.5%
Allocable depreciation	0.3%	0.3%

Gross margin excluding allocable depreciation	6.0%	5.8%

(2)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended March 31,
	2006	2005
Net income	$228,797	$197,510
Depreciation	25,280	24,004
Amortization of intangible assets	11,599	12,083
Interest (income) expense, net	(10,874)	4,222
Provision for income taxes	149,379	128,952

EBITDA	404,181	366,771
Cash interest receipts	18,503	5,708
Cash tax payments	(42,444)	(3,980)
Other non-cash expenses	10,888	3,587
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	(26,743)	(105,074)

Net cash provided by continuing operations	$364,385	$267,012

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ PETER J. CLEMENS IV
Peter J. Clemens IV Executive Vice President and Chief Financial Officer

Date: May 2, 2006